UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2018

Twilio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37806	26-2574840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Beale Street, Suite 300
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

(415) 390-2337
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2018, Twilio Inc. (the “Company”) announced that Lee Kirkpatrick, the Company’s Chief Financial Officer, will resign as Chief Financial Officer, on or about November 12, 2018. Mr. Kirkpatrick will remain an employee of the Company for a transition period.

Khozema Shipchandler, age 44, will begin employment with the Company on November 1, 2018 and will succeed Mr. Kirkpatrick as the Company’s new Chief Financial Officer on or about November 12, 2018. From October 2015 to October 2018, Mr. Shipchandler served as Chief Financial Officer and EVP of Corporate Development at GE Digital, an operational technology and infrastructure software company that is a division of General Electric Company. From 1996 to 2015, Mr. Shipchandler served in various executive roles at General Electric Company, a publicly traded industrial technology company, including as Chief Financial Officer, Middle East, North Africa and Turkey from June 2011 to December 2013. Mr. Shipchandler holds a B.A. from Indiana University Bloomington.

There are no arrangements or understandings between Mr. Shipchandler and any other persons pursuant to which he was appointed as the Chief Financial Officer of the Company. There are no family relationships between Mr. Shipchandler and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Shipchandler pursuant to Item 404(a) of Regulation S-K.

The Company will also enter into an offer letter and its standard form of Indemnification Agreement with Mr. Shipchandler. The offer letter with Mr. Shipchandler provides for, among other things, (i) a base salary of $550,000, (ii) a grant of time-based vesting restricted stock units valued at $8.0 million and (iii) an option to purchase 160,000 shares of the Company’s Class A Common Stock.

A copy of the press release announcing the Chief Financial Officer transition is attached hereto as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter with Khozema Shipchandler dated August 20, 2018.

10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 on Form S-1/A filed on June 13, 2016).

99.1	Press release issued by Twilio Inc. dated October 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWILIO INC.

Date: October 24, 2018	By:	/s/ Lee Kirkpatrick
	Name:	Lee Kirkpatrick
	Title:	Chief Financial Officer